Exhibit 99.1
Compass, Inc. Reports Record Third Quarter 2025 Results

Revenue Grew 23.6% YoY; At High-end of Revenue Guide
851 Gross Principal Agents Joined; An All-time High
Operating Cash Flow Grew 102% YoY to $75.5 million

New York, NY - November 4, 2025 - Compass, Inc. (NYSE: COMP) (“Compass” or “the Company”), the largest residential real estate brokerage in the United States1 and a leading tech-enabled real estate services company, announced its financial results for the third quarter ended September 30, 2025.

“Compass delivered the strongest Q3 results in our history, marked by several quarterly records including Revenue, Adjusted EBITDA2, Adjusted EBITDA Margin, Free Cash Flow3, T&E attach, mortgage JV profitability, and weekly agent sessions on the platform” said Robert Reffkin, Founder and Chief Executive Officer of Compass. Reffkin added, “a record 851 principal agents joined Compass organically in Q3, marking an all-time high. This, combined with our 97.3% quarterly principal agent retention rate, demonstrates that Compass’ value proposition remains strong. In the third quarter, we also continued to outperform the industry as we grew organic transactions4 by 7% and total transactions by 22%, while market transactions increased by 2% year-over-year. This means organic and total transactions outgrew the market by five and twenty percentage points, respectively. For 18 consecutive quarters, spanning our entire history as a public company, Compass has outperformed the market on an organic basis. Organic quarterly market share5 grew 32 basis points year-over-year and total quarterly market share grew 83 basis points year-over-year to 5.63%.”

Scott Wahlers, Chief Financial Officer of Compass, said, “I’m very pleased with our financial and operational execution this quarter, which resulted in record Q3 results. We delivered $1.85 billion in revenue, meeting the high-end of our guidance range, and a robust 23.6% growth year-over-year. Additionally, we generated Adjusted EBITDA of $93.6 million, an increase of 80% from $52 million in the year-ago quarter, which reflects the highest Adjusted EBITDA for any Q3 period, and the second highest quarterly Adjusted EBITDA in the company's history. Notably, we continued our strong track record of cash generation, with Free Cash Flow growing 124% year-over-year to $73.6 million, despite a challenging housing market, and reflecting the 7th consecutive quarter of positive Free Cash Flow. We paid back $50 million on our revolver during the quarter, allowing us to finish Q3 with a healthy $170.3 million in cash and cash equivalents and no balance outstanding on our revolver.”

Q3 2025 Highlights:
•Revenue in Q3 2025 increased by 23.6% year-over-year to $1.85 billion as transactions increased 21.5% compared to the market transactions, which increased by 2.0%. Year-over-year organic revenue growth6 was up 11%, while revenue growth attributable to all acquisitions completed since July 1, 2024 was 12.6%.
•GAAP Net Loss in Q3 2025 was $4.6 million compared to a net loss of $1.7 million in Q3 2024. GAAP net loss for Q3 2025 includes non-cash stock-based compensation expense of $59.6 million, depreciation and amortization of $27.6 million, and merger transaction expenses of $7.5 million associated with the signing of the merger agreement with Anywhere Real Estate Inc. Excluding merger transaction expenses of $7.5 million, net income would have been $2.9 million, which would have been an improvement of $4.6 million year-over-year.
•Adjusted EBITDA7 (a non-GAAP measure) was $93.6 million in Q3 2025 compared to $52.0 million in Q3 2024, an improvement of $41.6 million. Adjusted EBITDA in Q3 excludes $7.5 million in merger transaction expenses.
1 Compass was ranked as the number one real estate brokerage by sales volume for 2024 by RealTrends in April 2025 for the fourth year in a row.
2 A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included in this press release.
3 A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included in this press release.
4 Organic transactions excludes transactions attributable to acquisitions completed since July 1, 2024, the beginning of the prior year comparable quarter.
5 Organic market share (based on the total dollar value of transactions closed) excludes market share attributable to the acquisitions completed since July 1, 2024.
6 Organic revenue growth excludes revenue attributable to the acquisitions completed since July 1, 2024.
7 A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included in this press release.

•Operating Cash Flow / Free Cash Flow8 (a non-GAAP measure): During Q3 2025, operating cash flow was $75.5 million and free cash flow was $73.6 million.
•Cash and cash equivalents at the end of Q3 2025 was $170.3 million, and at the end of Q3 2025 we had no balance on our revolver.

Q3 2025 Operational Highlights:
•National market share: In Q3 2025, quarterly market share was 5.63%, an increase of 83 basis points compared to Q3 2024. Quarterly organic market share growth was 32 basis points in Q3 2025 compared to Q3 2024.
•Principal Agents9: At the end of Q3 2025, the number of principal agents was 21,550 compared to 17,542 at the end of Q3 2024, an increase of 4,008 or 22.8% year-over-year. Sequentially, from Q2 2025 to Q3 2025, Compass added 851 agents organically. We continued the trend of strong agent retention with 97.3% quarterly principal agent retention in Q3 2025.
•Transactions10: Compass’ owned-brokerage agents closed 67,886 total transactions in Q3 2025, an increase of 21.5% compared to Q3 2024 (55,872). Organic transactions in Q3 2025 increased by 6.6% compared to Q3 2024. Transactions for the entire U.S. residential real estate market increased by 2% over the same period.11
•Gross Transaction Value (“GTV”)12: GTV was $70.7 billion in Q3 2025, an increase of 22.5% compared to Q3 2024 GTV of $57.7 billion. Organic GTV13 was $64.3 billion in Q3 2025. The entire U.S. residential real estate market GTV increased 4.5% for the same period.14
•Platform: The Compass end-to-end proprietary technology platform allows real estate agents to perform their primary workflows, from first contact to close, with a single log-in and without leaving the Compass platform. The platform hit a Q3 record of 22 average weekly sessions per agent. Assuming a 5-day work week, that means an average agent used the platform for approximately 4 sessions a day.

•Product highlights from Q3 2025 include:
◦Compass Make-Me-Sell: A feature on our platform that allows homeowners to share an aspirational price with their agent, which would compel them to move, continues to gain traction, with approximately 19,715 entries at the end of Q3 2025, compared to 16,770 at the end of Q2 2025. Over time, we believe this tool will help convert a portion of our 100+ million CRM contacts into passive ‘willing-to-sell’ inventory that will only be available to Compass agents.
◦Compass One-Click Title & Escrow (“T&E”) Integration: A feature in our platform that allows agents to seamlessly order T&E on behalf of their clients continues to drive our attach rates higher as we observe agents who utilize the integration attaching at an approximately 2x higher-rate than agents who have not used One-Click T&E.
◦Compass One: Launched in early 2025, Compass One is the industry’s premier all-in-one client dashboard, designed to connect buyers and sellers with their agent, providing 24/7 transparency before, during, and after the transaction. YTD, agents chose to use Compass One with approximately 330,000 clients.
◦Buyer Demand Tool: A feature on our platform that provides agents with real-time insights into how many buyers are searching for properties at specific price points before going into a listing appointment was launched in Beta in Q3 with approximately 600 users. Following the Beta, the tool was launched on the platform in October with more than 4,000 agents engaging with the tool in the first week of launch.

8 A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included in this press release.
9 Excludes approximately 900 principal agents located in Texas who joined Compass during the second quarter of 2024 as part of the Latter & Blum Holdings, LLC acquisition. These agents operate with a flat fee / transaction fee based model, which is different from the Company's standard commission model.
10 We calculate Total Transactions by taking the sum of all transactions closed on the Compass platform in which our agent represents the buyer or seller in the purchase or sale of a home (excluding rental transactions). We include a single transaction twice when one or more Compass agents represent both the buyer and seller in any given transaction.
11 Source: National Association of Realtors®.
12 Gross Transaction Value includes a de minimis number of new development and commercial brokerage transactions.
13 Organic GTV excludes transactions attributable to the acquisitions completed since July 1, 2024.
14 Source: National Association of Realtors®.

Additional information can be found in the Company’s Q3 2025 Earnings Presentation, which can be found in the Investor Relations section of the Compass website at https://investors.compass.com.

Q4 2025 Outlook:
•Revenue of $1.590 billion to $1.690 billion for Q4.
•Adjusted EBITDA of $35 million to $49 million for Q4.

Updated Full Year 2025 Outlook:
•Non-GAAP OPEX of $1.000 billion to $1.005 billion, reflecting a reduction from the prior range of $1.010 billion to $1.020 billion. Included in the range is $10 million of wrap around OPEX from 2024 M&A, $105 million of OPEX from the Christie’s International Real Estate acquisition that closed on January 13, 2025, $12 million from the acquisitions of Washington Fine Properties and a title company in Texas closed in February 2025 and April 2025, respectively, and $7 million from four acquisitions completed during the third quarter.
•Free cash flow positive for the full year 2025.

We have not reconciled our guidance for Adjusted EBITDA to GAAP Net loss because certain expenses excluded from GAAP Net income (loss) when calculating Adjusted EBITDA cannot be reasonably calculated or predicted at this time. Additionally, we have not reconciled our guidance for non-GAAP OPEX to GAAP OPEX because certain expenses excluded from GAAP OPEX cannot be reasonably calculated or predicted at this time. Accordingly, these guidance reconciliations are not available without unreasonable effort.

For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures on a historical basis, see “Reconciliation of Net Loss Attributable to Compass, Inc. to Adjusted EBITDA,” “Reconciliation of GAAP OPEX to non-GAAP OPEX” and “Reconciliation of GAAP Operating Cash Flow to Free Cash Flow” in the financial statement tables included in this press release.
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Conference Call Information
Management will conduct a conference call to discuss the third quarter 2025 results as well as outlook at 8:30 a.m. ET on Tuesday, November 4, 2025. The conference call will be accessible via the Internet on the Compass Investor Relations website https://investors.compass.com. You can also access the audio webcast via the following link: Compass, Inc. Q3 25 Earnings Conference Call.

An audio recording of the conference call will be available for replay shortly after the call's completion. To access the replay, visit the Events and Presentations section on the Compass Investor Relations website at https://investors.compass.com.

Disclosure Channels
Compass uses its Investor Relations website, https://investors.compass.com, as a means of disclosing information which may be of interest or material to its investors and for complying with disclosure obligations under Regulation FD. We intend to announce material information to the public through filings with the Securities and Exchange Commission, or the SEC, the investor relations page on our website (www.compass.com), press releases, public conference calls, public webcasts, our X (formerlyTwitter) feed (@Compass), our Facebook page, our LinkedIn page, our Instagram account, our YouTube channel, and Robert Reffkin’s X (formerly Twitter) feed (@RobReffkin) and Instagram account (@robreffkin). Accordingly, investors should monitor each of these disclosure channels.

Safe Harbor Statement
This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance, including expected financial results for the fourth quarter of 2025, planned non-GAAP OPEX and free cash flow expectations for the full year of 2025, and our expectations for operational achievements. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: our ability to complete the merger with Anywhere Real Estate Inc. (“Anywhere”) on the expected timeline or at all or the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, and in certain circumstances we may be required to pay a termination fee; our ability to obtain the necessary regulatory approval in a timely manner and the risk that such approval is not obtained or is obtained subject to conditions that are not anticipated; our ability to integrate Anywhere promptly and effectively upon completion of the merger and the ability of the combined company to achieve anticipated cost synergies and other anticipated benefits on the expected timeline or at all; our and the combined company's ability to achieve the expected leverage or such leverage taking longer to realize than anticipated; our and Anywhere's ability to attract and retain agents, affiliates, and franchisees, as applicable; our and Anywhere's ability to retain management and other key personnel; potential adverse reactions or changes to business relationships with our or Anywhere's agents, agents' clients, affiliates, franchisees and other persons resulting from the announcement or completion of the merger; unanticipated costs resulting from the merger; potential litigation relating to the merger; our ability to obtain financing for the merger on favorable terms and in a timely manner or at all; unexpected liabilities that we did not discover during due diligence process in connections with the merger; general economic conditions, tariffs and trade tensions, geopolitical events, economic and industry downturns, the health of the U.S. real estate industry, and risks generally incident to the ownership of residential real estate; the effect of monetary policies of the federal government and its agencies; high mortgage interest rates; ongoing industry antitrust class action litigation (including certain antitrust lawsuits filed against us) or any related regulatory activities; any decreases in our gross commission income or the percentage of commissions that we collect; low home inventory levels; our ability to carefully manage our expense structure; adverse economic, real estate or business conditions in geographic areas where our business is concentrated and/or impacting high-end markets; our ability to continuously innovate, improve and expand our platform to create value for our agents; our ability to expand our operations and to offer additional integrated services; our ability to realize the expected benefits from our mortgage business; our ability to compete successfully; our ability to re-accelerate our business growth given our current expense structure; use of cash to satisfy tax withholding obligations that arise in connection with settlements of RSU awards; fluctuations in our quarterly results and other operating metrics; the loss of one or more of our key personnel and our ability to attract and retain other highly qualified personnel; actions by our agents, employees or affiliates that could adversely affect our reputation and subject us to liability; any losses relating to our title and escrow businesses as a result of errors, omissions, fraud or other misconduct; our ability to pursue acquisitions that are successful and integrated into our existing operations; changes in mortgage underwriting standards; our ability to maintain or establish relationships with third-party service providers; the impact of cybersecurity incidents and the potential loss of critical and confidential information; the reliability of our fraud detection processes and information security systems; depository banks not honoring our escrow and trust deposits; adoption of alternatives to full-service agents by consumers; our ability to successfully integrate machine learning and artificial intelligence, or AI, in tools and features available on our platform; our ability to adapt to and expand into international markets; our ability to develop and maintain an effective system of disclosure controls and internal control over financial reporting; covenants in our debt agreements that may restrict our borrowing capacity or operating activities; our ability to use net operating losses and other tax attributes may be limited; our reliance on assumptions, estimates and business data to calculate our key performance indicators; changes in, and our reliance on, accounting standards, assumptions, estimates and business data; the dependability of our platform and software; our ability to maintain our company culture; our ability to obtain or maintain adequate insurance coverage; processing, storage, and use of personal information and other data, and compliance with privacy laws and regulations; disruption or delay in service from third-party service providers; investor expectations related to corporate responsibility, environmental, social and governance factors; natural disasters and catastrophic events; the effect of the claims, lawsuits, government investigations, and other proceedings; changes in federal or state laws regarding the classification of our agents as independent contractors; compliance with applicable laws and regulations and changes to applicable laws and regulations; our ability to protect our intellectual property rights, and our reliance on the intellectual property rights of third parties; our use of open source software; the impact of having a multi-class structure of common stock; securities or industry analysts publishing unfavorable research or not publishing research about our business; our ability to raise additional capital on terms acceptable to us, or at all; our charter provisions may make us more difficult to acquire, may limit stockholder attempts to remove or replace management and/or obtain a favorable judicial forum for disputes with us or our directors, officers or employees; our plan to continue to retain earnings rather than pay dividends for the foreseeable future; and other risks set forth in our annual report on Form 10-K and our quarterly reports on Form 10-Q. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant. Accordingly, actual results could differ materially from those predicted or implied or such uncertainties could cause adverse effects on our results. Reported results should not be considered as an indication of future performance.

More information about factors that could adversely affect our business, financial condition and results of operations, or that could cause actual results to differ from those expressed or implied in our forward-looking statements is included under the captions “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q, copies of which are available on the Investor Relations page of our website at https://investors.compass.com and on the SEC website at www.sec.gov. All information herein speaks as of the date hereof and all forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events. Undue reliance should not be placed on the forward-looking statements in this press release.

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present Adjusted EBITDA, non-GAAP OPEX, free cash flow, and organic revenue growth, which are non-GAAP financial measures, in this press release. We use Adjusted EBITDA, non-GAAP OPEX, free cash flow and organic revenue in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe Adjusted EBITDA, non-GAAP OPEX, free cash flow and organic revenue are also helpful to investors, analysts and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted EBITDA, non-GAAP OPEX, free cash flow and organic revenue have limitations as analytical tools. Therefore, you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, you should consider Adjusted EBITDA, non-GAAP OPEX, free cash flow and organic revenue alongside other financial performance measures, including net loss attributable to Compass, Inc., GAAP OPEX, operating cash flows, revenue and our other GAAP measures. In evaluating Adjusted EBITDA, non-GAAP OPEX, free cash flow, and organic revenue, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments reflected in this press release. Our presentation of Adjusted EBITDA, non-GAAP OPEX, free cash flow and organic revenue should not be construed to imply that our future results will be unaffected by the types of items excluded from these calculations of Adjusted EBITDA, non-GAAP OPEX, free cash flow and organic revenue growth. Adjusted EBITDA, non-GAAP OPEX, free cash flow and organic revenue are not presented in accordance with GAAP and the use of these terms vary from others in our industry. Reconciliations of these non-GAAP measures have been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

About Compass
Compass is a leading tech-enabled real estate services company that includes the largest residential real estate brokerage in the United States by sales volume. Founded in 2012 and based in New York City, Compass provides an end-to-end platform that empowers its residential real estate agents at its owned-brokerage to deliver exceptional service to seller and buyer clients. The platform includes an integrated suite of cloud-based software for customer relationship management, marketing, client service, brokerage services and other critical functionality, all custom-built for the real estate industry. Compass agents utilize the platform to grow their business, save time, and manage their businesses more efficiently. The Compass network includes Christie's International Real Estate, the world's premier global luxury real estate brand with over 100 independently owned brokerage Affiliates in 50 countries and territories. For more information on how Compass empowers real estate agents, one of the country's largest groups of small business owners, please visit www.compass.com.

Investor Contact
Soham Bhonsle
soham.bhonsle@compass.com

Media Contact
Rory Golod
rory@compass.com

Compass, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$170.3	$223.8
Accounts receivable, net of allowance	70.5	48.6
Compass Concierge receivables, net of allowance	35.5	24.4
Other current assets	37.0	33.2
Total current assets	313.3	330.0
Property and equipment, net	119.4	125.5
Operating lease right-of-use assets	377.4	389.7
Intangible assets, net	211.8	73.8
Goodwill	479.4	233.6
Other non-current assets	52.2	25.4
Total assets	$1,553.5	$1,178.0
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$15.3	$13.0
Commissions payable	114.0	82.8
Accrued expenses and other current liabilities	133.1	140.3
Current lease liabilities	99.8	93.5
Concierge credit facility	28.8	23.6
Total current liabilities	391.0	353.2
Non-current lease liabilities	352.4	380.5
Other non-current liabilities	31.7	31.9
Total liabilities	775.1	765.6
Stockholders’ equity
Common stock	—	—
Additional paid-in capital	3,461.4	3,081.6
Accumulated deficit	(2,688.1)	(2,672.2)
Total Compass, Inc. stockholders’ equity	773.3	409.4
Non-controlling interest	5.1	3.0
Total stockholders’ equity	778.4	412.4
Total liabilities and stockholders’ equity	$1,553.5	$1,178.0

Compass, Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$1,846.0	$1,494.0	$5,261.8	$4,248.7
Operating expenses:
Commissions and other related expense (1)	1,503.4	1,227.7	4,295.2	3,495.3
Sales and marketing (1)	93.8	88.2	281.9	276.5
Operations and support (1)	111.1	84.4	317.1	246.5
Research and development (1)	67.4	47.5	180.7	141.9
General and administrative (1)	40.1	27.4	100.9	132.5
Anywhere merger transaction and integration expenses (2)	7.5	—	7.5	—
Restructuring costs	2.3	1.7	14.2	7.5
Depreciation and amortization	27.6	20.5	85.8	62.7
Total operating expenses	1,853.2	1,497.4	5,283.3	4,362.9
Loss from operations	(7.2)	(3.4)	(21.5)	(114.2)
Investment income, net	1.5	2.2	3.6	4.7
Interest expense	(2.1)	(1.5)	(7.1)	(4.6)
Loss before income taxes and equity in income (loss) of unconsolidated entities	(7.8)	(2.7)	(25.0)	(114.1)
Income tax benefit	0.2	0.3	3.3	0.7
Equity in income (loss) of unconsolidated entities	3.0	0.5	5.5	(0.7)
Net loss	(4.6)	(1.9)	(16.2)	(114.1)
Net loss attributable to non-controlling interests	—	0.2	0.3	0.2
Net loss attributable to Compass, Inc.	$(4.6)	$(1.7)	$(15.9)	$(113.9)
Net loss per share attributable to Compass, Inc., basic and diluted	$(0.01)	$(0.00)	$(0.03)	$(0.23)
Weighted-average shares used in computing net loss per share attributable to Compass, Inc., basic and diluted	565,895,221	505,993,014	558,840,800	498,247,783

(1) Total stock-based compensation expense included in the condensed consolidated statements of operations is as follows (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Commissions and other related expense	$0.4	$—	$0.4	$—
Sales and marketing	9.0	7.8	24.6	24.0
Operations and support	11.4	4.2	25.8	12.3
Research and development	27.7	14.6	66.0	44.7
General and administrative	11.1	5.9	28.4	15.3
Total stock-based compensation expense	$59.6	$32.5	$145.2	$96.3

(2) Represents transaction expenses incurred in connection with our signing of the Agreement and Plan of Merger with Anywhere Real Estate Inc. During the three months ended September 30, 2025, these expenses consist of investment banking and legal fees.

Compass, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Nine Months Ended September 30,
	2025	2024
Operating Activities
Net loss	$(16.2)	$(114.1)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	85.8	62.7
Stock-based compensation	145.2	96.3
Equity in (income) loss of unconsolidated entities	(5.5)	0.7
Change in acquisition-related contingent consideration	(0.8)	1.3
Bad debt expense	(0.1)	(0.1)
Amortization of debt issuance costs	0.7	0.5
Changes in operating assets and liabilities:
Accounts receivable	(6.9)	(6.9)
Compass Concierge receivables	(11.5)	(11.1)
Other current assets	1.5	16.0
Other non-current assets	(6.8)	4.6
Operating lease right-of-use assets and operating lease liabilities	(9.6)	(13.1)
Accounts payable	0.2	(5.6)
Commissions payable	24.6	25.0
Accrued expenses and other liabilities	(29.2)	34.8
Net cash provided by operating activities	171.4	91.0
Investing Activities
Investment in unconsolidated entities	(3.9)	(2.0)
Capital expenditures	(10.3)	(11.9)
Payments for acquisitions, net of cash acquired	(174.8)	(18.9)
Net cash used in investing activities	(189.0)	(32.8)
Financing Activities
Proceeds from exercise of stock options	10.8	5.9
Proceeds from issuance of common stock under Employee Stock Purchase Plan	2.9	2.2
Taxes paid related to net share settlement of equity awards	(47.2)	(21.8)
Proceeds from drawdowns on Concierge Facility	38.9	38.0
Repayments of drawdowns on Concierge Facility	(33.7)	(35.3)
Proceeds from drawdowns on Revolving Credit Facility	70.0	—
Repayments of drawdowns on Revolving Credit Facility	(70.0)	—
Payments related to acquisitions, including contingent consideration	(7.1)	(2.9)
Other	(0.5)	—
Net cash used in financing activities	(35.9)	(13.9)
Net (decrease) increase in cash and cash equivalents	(53.5)	44.3
Cash and cash equivalents at beginning of period	223.8	166.9
Cash and cash equivalents at end of period	$170.3	$211.2

Compass, Inc.
Reconciliation of Net Loss Attributable to Compass, Inc. to Adjusted EBITDA
(In millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss attributable to Compass, Inc.	$(4.6)	$(1.7)	$(15.9)	$(113.9)
Adjusted to exclude the following:
Depreciation and amortization	27.6	20.5	85.8	62.7
Investment income, net	(1.5)	(2.2)	(3.6)	(4.7)
Interest expense	2.1	1.5	7.1	4.6
Stock-based compensation	59.6	32.5	145.2	96.3
Income tax benefit	(0.2)	(0.3)	(3.3)	(0.7)
Anywhere merger transaction and integration expenses (1)	7.5	—	7.5	—
Restructuring costs	2.3	1.7	14.2	7.5
Other acquisition-related expenses (2)	0.8	—	(1.9)	—
Litigation charge (3)	—	—	—	57.5
Adjusted EBITDA	$93.6	$52.0	$235.1	$109.3
Net loss attributable to Compass, Inc. margin	(0.2%)	(0.1%)	(0.3%)	(2.7%)
Adjusted EBITDA margin	5.1%	3.5%	4.5%	2.6%

(1) Represents transaction expenses incurred in connection with our signing of the Agreement and Plan of Merger with Anywhere Real Estate Inc. During the three months ended September 30, 2025, these expenses consist of investment banking and legal fees.

(2) For the three months ended September 30, 2025, other acquisition-related expenses included $0.8 million of expenses related to acquisition consideration recognized as compensation expense over the applicable retention periods. For the nine months ended September 30, 2025, other acquisition-related expenses consisted of a $2.7 million gain from the change in fair value of acquisition-related contingent consideration, partially offset by $0.8 million of expenses related to acquisition consideration recognized as compensation expense over the applicable retention periods.

(3) Represents a charge of $57.5 million incurred during the three months ended March 31, 2024 in connection with the Antitrust Lawsuits. 50% of the settlement was paid during the three months ended June 30, 2024, and the remaining 50% was paid during the three months ended June 30, 2025.

Compass, Inc.
Reconciliation of Operating Cash Flows to Free Cash Flow
(In millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$75.5	$37.4	$171.4	$91.0
Less:
Capital expenditures	(1.9)	(4.6)	(10.3)	(11.9)
Free cash flow	$73.6	$32.8	$161.1	$79.1

Compass, Inc.
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP Sales and marketing	$93.8	$88.2	$281.9	$276.5
Adjusted to exclude the following:
Stock-based compensation	(9.0)	(7.8)	(24.6)	(24.0)
Non-GAAP Sales and marketing	$84.8	$80.4	$257.3	$252.5

GAAP Operations and support	$111.1	$84.4	$317.1	$246.5
Adjusted to exclude the following:
Stock-based compensation	(11.4)	(4.2)	(25.8)	(12.3)
Other acquisition-related expenses	(0.8)	—	1.9	—
Non-GAAP Operations and support	$98.9	$80.2	$293.2	$234.2

GAAP Research and development	$67.4	$47.5	$180.7	$141.9
Adjusted to exclude the following:
Stock-based compensation	(27.7)	(14.6)	(66.0)	(44.7)
Non-GAAP Research and development	$39.7	$32.9	$114.7	$97.2

GAAP General and administrative	$40.1	$27.4	$100.9	$132.5
Adjusted to exclude the following:
Stock-based compensation	(11.1)	(5.9)	(28.4)	(15.3)
Litigation charge	—	—	—	(57.5)
Non-GAAP General and administrative	$29.0	$21.5	$72.5	$59.7

Compass, Inc.
Non-GAAP Operating Expenses Excluding Commissions and Other Related Expense
(In millions, unaudited)

	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
Sales and marketing	$85.5	$86.6	$80.4	$84.7	$84.9	$87.6	$84.8
Operations and support	75.3	78.7	80.2	79.6	92.0	102.3	98.9
Research and development	32.1	32.2	32.9	33.6	37.0	38.0	39.7
General and administrative	18.3	19.9	21.5	26.5	21.5	22.0	29.0
Total non-GAAP operating expenses excluding commissions and other related expense	$211.2	$217.4	$215.0	$224.4	$235.4	$249.9	$252.4